Exhibit 4.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

by and among

Monotype Imaging Holdings Corp.,

the Investors,

and

the Management Stockholders

Dated as of November 5, 2004

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of November 5, 2004, by and among Monotype Imaging Holdings Corp., a Delaware corporation (the “Company”), the persons designated as Investors on the signature pages hereto (the “Investors”) and the persons who become parties to this Agreement as Management Stockholders (the “Management Stockholders”) as contemplated herein.

WHEREAS, the Management Stockholders are officers and employees of Monotype Imaging, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company;

WHEREAS, the board of directors of the Company (the “Board of Directors”) and the Investors have authorized the Company to provide the Management Stockholders with the opportunity to purchase shares of Convertible Preferred Stock and Common Stock (as such terms are defined herein) under conditions that make the purchases exempt from the registration requirements of the Securities Act (as defined below) pursuant to Regulation D or Rule 701 thereunder; and

WHEREAS, shortly following the execution of this Agreement, the Management Stockholders shall purchase shares of Convertible Preferred Stock and Common Stock and, by entering into an investment and joinder agreement with the Company, become parties to this Agreement, which sets forth the rights and obligations with respect to the registration of securities of the Company held by the Investors and the Management Stockholders.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby covenant and agree with each other as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Charter” shall mean the Company’s Amended and Restated Articles of Incorporation in effect as of the date hereof, as amended from time to time.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Stock” shall mean the common Stock, par value $0.01 per share, of the Company (as more fully described in the Charter), and any other common equity securities issued by the Company, together with any shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Convertible Preferred Stock” shall mean the Convertible Preferred Stock, par value $0.01 per share, of the Company (as more fully described in the Charter), together with any shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Person” shall mean an individual, a corporation, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Registrable Securities” shall mean (i) any shares of Common Stock held by the Investors or Management Stockholders, or subject to acquisition by any Investor or Management Stockholder upon conversion of Convertible Preferred Stock (it being understood that for purposes of this Agreement, an Investor or Management Stockholder will be deemed to be a holder of Registrable Securities whenever such Investor has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected), and (ii) any other securities issued and issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if an Investor or Management Stockholder owns Convertible Preferred Stock, the Investor or Management Stockholder may exercise its registration rights hereunder by converting the shares of Convertible Preferred Stock into the shares of Common Stock to be sold under the relevant registration statement as of the closing of the relevant offering and shall not be required to cause such Convertible Preferred Stock to be converted to Common Stock unless and until such closing occurs, it being understood that the Company shall at the request of the relevant Investor or Management Stockholder effect the reconversion of Common Stock acquired upon conversion of Convertible Preferred Stock to Convertible Preferred Stock if such a conversion occurs, notwithstanding the foregoing, and the relevant offering does not close; and provided, further, that any shares of Common Stock that are sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold (as confirmed by an unqualified opinion of counsel to the Company) without restriction as to volume or otherwise pursuant to Rule 144(k) under the Securities Act shall not be deemed Registrable Securities.

“Registration Expenses” shall mean the expenses so described in Section 6 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended and the rules and regulations thereunder.

“Two-Thirds Interest” shall mean Investors holding not less than two-thirds in number of the outstanding Registrable Securities held by all Investors.

2. Demand Registrations.

(a) At any time after the initial public offering of the Company’ Common Stock pursuant to an effective registration statement under the Securities Act (the “IPO”), a Two-Thirds Interest may request that the Company register under the Securities Act the sale of all or any portion of the Registrable Securities held by such Two-Thirds Interest; provided that any registration statement related to such sale may not become effective prior to the six (6) month anniversary of the effectiveness of the IPO. Upon receipt of such request, the Company shall promptly deliver notice of such request to all other holders of Registrable Securities, if any, who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration. The Company shall state in the written notice whether the request for registration contemplates an underwritten public offering, and, in such event, the right of any holder of Registrable Securities to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their Registrable Securities in the underwritten public offering on the terms for such offering as may be summarized in such notice, which terms will be no less favorable than the terms applicable to the Two-Thirds Interest. The Company will use its best efforts to expeditiously effect the registration of the sale of all Registrable Securities whose holders request participation in such registration under the Securities Act and to qualify such Registrable Securities for sale under the securities laws of any State; provided, however, that the Company shall not be required to effect a registration pursuant to a request under this Section 2 more than three (3) times. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering. The Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 2 for a reasonable time period if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of material non-public information, and the Board of Directors determines in good faith that such disclosure would be detrimental to the Company and its stockholders, or (ii) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness; provided that in no such case may such periods of postponement exceed an aggregate of ninety (90) days in any period of twelve (12) consecutive months. A registration will not count as a requested registration under this Section 2(a) until the registration statement relating to such registration has been declared effective by the Commission. Without limiting the generality of the foregoing, if a Two-Thirds Interest shall request in writing that the Company withdraw a registration statement that has been filed under this Section 2(a) but not yet been declared effective, such request shall not count as a requested registration under this Section 2(a), unless such Two-Thirds Interest thereafter requests the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein.

(b) If a registration requested under Section 2(a) involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the registration of all or part the securities requested to be included in such offering would have a material and adverse effect on the success of such offering, then the number of securities to be included in such offering shall be reduced to a number deemed satisfactory by such managing underwriter. In such case, the shares to be excluded from such offering shall be determined in the following order: (i) first, securities held by any Persons not having registration rights with respect to securities of the Company, (ii) second, securities held by any Persons other than any of the parties to this Agreement having contractual, incidental “piggy back” registration rights to include such securities in the registration statement pursuant to an agreement other than this Agreement, (iii) third, securities sought to be registered by the Company for its own account and (iv) fourth, holders of Registrable Securities, it being understood that no securities shall be registered for the account of the Company or any other Person other than the holders of

Registrable Securities unless all Registrable Securities for which holders thereof have requested registration have been registered. If there is a reduction of the number of securities to be included in such offering and described in any of clauses (i), (ii) or (iv), such reduction shall be made on a pro rata basis (based upon the aggregate number of securities held by the holders in each such category and subject to the priorities set forth in the preceding sentence).

(c) With respect to a request for registration pursuant to Section 2(a) that is for an underwritten public offering, the managing underwriter shall be chosen by Investors holding not less than two-thirds of the Registrable Securities to be sold in such offering, subject to the Company’ consent, which such consent shall not be unreasonably withheld. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred eighty (180) days following the date any registration statement filed under this Section 2 has been declared effective by the Commission.

3. Form S-3. Following the IPO, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 under the Securities Act. For so long as the Company is qualified to register securities on Form S-3, Investors holding Registrable Securities anticipated to have an aggregate sale price (net of underwriting discounts and commissions, if any) in excess of $500,000 shall have the right, on one or more occasions, to request registration on Form S-3 of the sale of the Registrable Securities held by such requesting Investors. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Investors. The Company shall give notice to all other Investors and the Management Stockholders holding Registrable Securities of the receipt of a request for registration pursuant to this Section 3 and such Investors and Management Stockholders shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company shall use its best efforts to effect promptly the registration of all shares on Form S-3 to the extent requested by such Investors and Management Stockholders; provided, however, that the Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 3 for a reasonable period of time if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of material non-public information, and the Board of Directors determines in good faith that such disclosure would be detrimental to the Company and its stockholders, or (ii) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness; provided that in no such case may such periods of postponement exceed an aggregate of ninety (90) days in any period of twelve (12) consecutive months.

4. Piggyback Registration. If the Company shall propose to register the sale to the public of any of its Common Stock or securities convertible into or exchangeable or exercisable for any of its Common Stock under the Securities Act (other than (i) pursuant to a demand under Section 2 or Section 3 of this Agreement, in which case the rights of holders of Registrable Securities to participate therein shall be as set forth therein (ii) with respect to registration statements on Forms S-4 or S-8 or (iii) in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company shall promptly give written notice at the applicable address of record to each holder of Registrable Securities of such proposed registration. Upon the written request of any of such holder, given within thirty (30) days after receipt by such holder of such notice, the Company shall, subject to the limits contained in this Section 4, use its best efforts to cause all such Registrable Securities of said requesting holder to be registered under the Securities Act and qualified for sale under the securities laws of any State, all to the extent required to permit such sale or other disposition of said Registrable Securities. Notwithstanding the foregoing, in any public offering of securities of the Company, if any managing underwriter determines in good faith that the registration of all or part of the securities requested to be included in such registration by Persons other than the Company (collectively, “Selling Stockholders”) would have a material and adverse effect on the success of such offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including Selling Stockholders holding Registrable Securities) to a number deemed satisfactory by such managing underwriter. In such event, the shares to be excluded shall be determined in the following order: (A) first, securities held by any Persons not having registration rights with respect to securities of the Company, (B) second, securities held by any Persons other than any of the parties to this Agreement having contractual, incidental “piggyback” registration rights to include such securities in the registration statement and (C) third, the Registrable Securities sought to be included by the holders thereof requesting registration. If there is a reduction of the number of securities to be included in such offer and described in any of clauses (A), (B) or (C), such reduction shall be made on a pro rata basis (based upon the aggregate number of securities held by the holders in each such category and subject to the priorities set forth in the preceding sentence).

5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which registration statement shall comply with the requirements of such form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such registration statement to become and remain effective until completion of the proposed offering;

(b) prepare and file with the Commission such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective as contemplated herein and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

(d) register or qualify the securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as each selling holder may request, and do any and all other acts and things that may be necessary under such securities or “blue sky” laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder; provided that the Company shall not be required to register or qualify the securities in any jurisdictions in which doing so would require the Company to qualify to do business or subject itself to general service of process therein;

(e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel;

(f) immediately notify each selling holder of Registrable Securities, such selling holders’ counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event that makes any statement made in the registration statement or related prospectus untrue, or that requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

(g) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued immediately notify each selling holder of Registrable Securities of the receipt of such notice and use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(h) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

(j) enter into any reasonable underwriting agreement required by the proposed managing underwriter or underwriters for the selling holders, if any, and use its best efforts to facilitate the public offering of the securities; provided, however, that no selling holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by it to the Company specifically for use in the registration statement, and if the proposed managing underwriter or underwriters require that representations or warranties be made and that indemnification or, where indemnification is not available, contribution be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company’s business, operations and financial information and the disclosures relating thereto in the prospectus;

(k) request that each prospective selling holder be furnished a signed counterpart, addressed to the prospective selling holder, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) if and to the extent permitted by applicable professional standards, a “comfort” letter signed by the independent public accountants who have certified the Company’ financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’ counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(l) cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the similar securities issued by the Company are then listed or quoted (or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine);

(m) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its stockholders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);

(n) from and after the date of the Company’ initial public offering, comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable listing requirements, and in connection therewith establish and maintain a system of adequate internal financial controls and a Board of Directors comprised of a majority of independent directors which directors shall comprise the audit committee and be members of the compensation and nominating and governance committees;

(o) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(p) appoint a transfer agent and registrar for all Registrable Securities covered by a registration statement not later than the effective date of such registration statement;

(q) in connection with an underwritten offering, to the extent reasonably requested by the managing underwriter for the offering or the selling holders, participate in and support customary efforts to sell the securities in the offering, including, without limitation, participating in “road shows”; and

(r) otherwise cooperate with any underwriters, the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

6. Expenses. All expenses incurred by the Company and the holders of Registrable Securities being registered in a registration provided for in Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company and one counsel (but not more than one counsel) for the holders of Registrable Securities participating in such registration as a group (selected the Investors holding a majority of the Registrable Securities being sold in the registration), underwriting expenses (other than underwriting commissions and discounts relating to the sale and registration of Registrable Securities), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company.

7. Indemnification.

(a) Incident to any registration statement referred to in this Agreement, and subject to applicable law, the Company shall indemnify and hold harmless each underwriter (but in no event to any greater extent than any such underwriter may be entitled under any applicable underwriting or indemnification and contribution agreement between the Company and such underwriter) each holder of Registrable Securities (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Controlling Person”) who offers or sells any such Registrable Securities in connection with such registration statement, from and against any and all losses, claims, expenses, damages or liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred to which they, or any of them, may become subject under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, at common law, or otherwise (collectively, “Losses”), insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act (including any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration. Except as otherwise provided in Section 7(d), the Company shall reimburse each such indemnified party in connection with investigating or defending any Losses as expenses in connection with the same are incurred. The Company shall not be liable to any indemnified party, however, in any such case to the extent that any such Losses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such indemnified party specifically for use therein, and the Company shall not be required to indemnify any indemnified party against any Losses arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any indemnified party to deliver a prospectus as required by the Securities Act.

(b) Each holder selling Registrable Securities included in such registration being effected shall indemnify and hold harmless each underwriter (but in no event to any greater extent than any such underwriter may be entitled under any applicable underwriting or indemnification and contribution agreement between the Company and such underwriter), the Company (including its directors, officers, employees and agents), and each other selling holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them), and any Person that is a Controlling Person with respect to any of them, from and against any and all Losses to the same extent provided in Section 7(a) above, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of both (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such selling holder specifically for use therein. In no event, however, shall the liability of any selling holder for indemnification under this Section 7 in its capacity as a seller of Registrable Securities exceed the lesser of (A) a proportion of the total amount of such Losses that is equal to the proportion that the number of securities sold under such registration statement by such selling holder bears to the total number of all such securities sold or (B) the amount equal to the proceeds to such selling holder of the securities sold in any such registration. Further, no selling holder shall be required to indemnify any Person against any Losses arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c) If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any Losses then each indemnifying party under this Section 7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the selling holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the selling holders and the underwriters in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the selling holders, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling holders or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the selling holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling holder be required to contribute any amount under this Section 7(c) in excess of the lesser of (A) a proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the percentage of the total Registrable Securities sold under such registration statement that are being sold by such selling holder, or (B) the net proceeds received by such selling holder from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(d) The indemnification and contribution provided for in this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

8. Compliance with Rule 144. In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act, or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts (A) thereafter to timely file with the Commission such information and reports as are required under the

Exchange Act for so long as there are holders of Registrable Securities and (B) to take all action as may be required as a condition to the availability to the holders of Registrable Securities of Rule 144 or Rule 144A under the Securities Act. The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A (or such comparable successor rules).

9. Amendments. The provisions of this Agreement may be amended with the written consent of the Company, a Two-Thirds Interest and Management Stockholders holding a majority of the outstanding Registrable Securities then held by all Management Stockholders.

10. Transferability of Registration Rights. The rights of the Investors and the Management Stockholders that are set forth in this Agreement are transferable and assignable to any permitted transferee of Registrable Securities; provided that each transferee of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

11. Rights That May Be Granted to Subsequent Investors. Other than transferees as contemplated by Section 10, the Company shall not, without the prior written consent of a Two-Thirds Interest and Management Stockholders holding a majority of the outstanding Registrable Securities then held by all Management Stockholders, (a) allow Persons that acquire any of the Company’s securities to become a party to this Agreement or (b) grant any registration or similar rights to any third parties other than piggyback registration rights that are subordinate to the rights of holders of Registrable Securities under this Agreement.

12. Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

13. Miscellaneous.

(a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

If to the Company:

Monotype Imaging Holdings Corp.

200 Ballardvale Street

Wilmington, MA 01887

Attn:

Telecopy No.:

With a copy to:

TA Associates, Inc.

High Street Tower, Suite 2500

125 High Street

Boston, MA 02110

Attn: A. Bruce Johnston

        Jonathan W. Meeks

Telecopy No.: (617) 574-6728

If to the Investors:

TA Associates, Inc.

High Street Tower, Suite 2500

125 High Street

Boston, MA 02110

Attn: A. Bruce Johnston

        Jonathan W. Meeks

Telecopy No.: (617) 574-6728

With a copy to:

D.B. Zwirn Special Opportunities Fund, L.P.

745 Fifth Avenue, 18th Floor

New York, NY 10151

Attn: Vasan Kesavan, Esq.

Telecopy No.: (646) 746-8669

And:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Attn: Jeffrey C. Hadden, P.C.

Telecopy No.: (617) 523-1231

If to any other holder of Registrable Securities:

At such holder’s address for notice as then set forth in the books and records of the Company;

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

(b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws principles thereof.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

14. Dispute Resolution.

(a) All disputes, claims, or controversies arising out of or relating to this Agreement, or any other agreement executed and delivered pursuant to this Agreement, or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. in Boston, Massachusetts before a single arbitrator (the “Arbitrator”).

(b) The parties covenant and agree that the arbitration shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration, a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The Arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the Arbitrator. The Arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The Arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

(c) The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided below, (i) bear their own attorney’s fees, costs and expenses in connection with the arbitration and (ii) share equally in the fees and expenses charged by the Arbitrator. The Arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the Arbitrator’s shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. This Section 14 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm or to enforce its rights under any non-competition covenants.

(d) Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of the Commonwealth of Massachusetts for the purposes of enforcing the arbitration provisions of Section 14 of this Agreement. Each party further irrevocably waives any objection to proceeding before the Arbitrator based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

MONOTYPE IMAGING HOLDINGS CORP.

By:	/s/ A. BRUCE JOHNSTON
Name:	A. Bruce Johnston
Title:	Vice President

Registration Rights Agreement

INVESTORS:

TA IX L.P.
By: TA Associates IX LLC, its General Partner
By: TA Associates, Inc., its Manager

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

TA/ATLANTIC AND PACIFIC IV L.P.
By: TA Associates AP IV L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

TA STRATEGIC PARTNERS FUND A L.P.
By: TA Associates SPF L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

TA STRATEGIC PARTNERS FUND B L.P.
By: TA Associates SPF L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

Registration Rights Agreement

TA INVESTORS II, L.P.
By: TA Associates, Inc., its General Partner

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

TA SUBORDINATED DEBT FUND, L.P.
By: TA Associates SDF LLC, its General Partner
By: TA Associates, Inc., its Manager

By:	*
Name:	A. Bruce Johnston
Title:	Managing Director

* By:	/s/ A. BRUCE JOHNSTON
Name:	A. Bruce Johnston
Title:	Managing Director

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

By: D.B. Zwirn Partners, LLC, its General Partner
By: Zwirn Holdings, LLC, its Managing Member

By:	/s/ DANIEL B. ZWIRN
Name:
Title:

Registration Rights Agreement